Exhibit 10.1

AMENDMENT NO. 3 TO INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT NO. 3 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is entered into on September 4, 2024 and effective as of August 15, 2024, by and between PHP Ventures Acquisition Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee” and together with the Company, the “Parties”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Original Agreement (as defined below).

WHEREAS, on August 16, 2021, the Company consummated its initial public offering of units of the Company (the “Units”), each of which is composed of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Class A Common Stock of the Company (such initial public offering hereinafter referred to as the “Offering”);

WHEREAS, $57,500,000 of the gross proceeds of the Offering and sale of the private placement warrants were delivered to the Trustee to be deposited and held in the segregated Trust Account located in the United States for the benefit of the Company and the holders of shares of Class A Common Stock included in the Units issued in the Offering pursuant to the Investment Management Trust Agreement made effective as of August 16, 2021, by and between the Company and the Trustee (the “Original Agreement”);

WHEREAS, as of December 30, 2022, the Parties entered into Amendment No. 1 to the Investment Management Trust Agreement, which (i) extended the date before which the Company must complete a business combination from February 16, 2023 to August 16, 2023 (or such earlier date after August 16, 2023 as determined by the Company’s board of directors) and (ii) extended the date on which the Trustee must liquidate the Trust Account if the Company has not completed its initial business combination from February 16, 2023 to August 16, 2023 (or such earlier date after August 16, 2023 as determined by the Company’s board of directors) (the “First Amendment”);

WHEREAS, as of August 15, 2023, the Parties entered into Amendment No. 2 to the Investment Management Trust Agreement, which (i) extended the date before which the Company must complete a business combination from August 16, 2023 to August 16, 2024 (or such earlier date after August 16, 2023 as determined by the Company’s board of directors) and (ii) extended the date on which the Trustee must liquidate the Trust Account if the Company has not completed its initial business combination from August 16, 2023 to August 16, 2024 (or such earlier date after August 16, 2023 as determined by the Company’s board of directors) (the “Second Amendment” and together with the Original Agreement, the First Amendment, and this Amendment, collectively, the “Amended Agreement”);

WHEREAS, the Company has sought the approval of the holders of its Class A Common Stock and holders of its Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), at a Special Meeting held on August 29, 2024 to: (i) extend the date before which the Company must complete a business combination from August 16, 2024 to August 16, 2025 (or such earlier date after August 16, 2024 as determined by the Company’s board of directors) (the “Extension Amendment”) and (ii) extend the date on which the Trustee must liquidate the Trust Account if the Company has not completed its initial business combination from August 16, 2024 to August 16, 2025 (or such earlier date after August 16, 2025 as determined by the Company’s board of directors) (the “Trust Amendment”);

WHEREAS, holders of 65% of the then issued and outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, approved the Extension Amendment, and the Trust Amendment; and

WHEREAS, the Parties desire to amend the Amended Agreement to, among other things, reflect amendments to the Amended Agreement contemplated by the Trust Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendments to Trust Agreement.

1.1. The following recital is hereby amended and restated to read in its entirety as follows:

WHEREAS, if a Business Combination (as defined herein) is not consummated within the initial 12-month period following the closing of the Offering, upon the request of the Company’s sponsor (the “Sponsor”), the Company may extend such period by:

(a) two extensions of three months, 6 months in the aggregate, by depositing $575,000 per Extension into the Trust Account no later than the 12-month anniversary of the Offering for the first Extension and the 15-month anniversary of the Offering for the second Extension (each, an “Applicable Deadline”), as applicable, in exchange for which they will receive promissory notes;

(b) then further up to an additional six (6) one-month extensions at a price of $0.0525 per share per month, for up to a maximum of six months in the aggregate for all of the 1-month extensions;

(c) then further up to an additional twelve (12) one-month extensions at a price of the lesser of (x) $40,000 or (y) $0.04 per share per month, for up to a maximum of twelve months in the aggregate for all of the 1-month extension, subject to the Sponsor or its affiliates or permitted designees depositing into the Trust Account no later than the last day of the previous extension the lesser of (x) $40,000 or (y) $0.04 per share for each share of the Company’s Class A Common Stock that was included in the Units issued in the Offering and that remains outstanding as of the date that is five business days prior to the end of the previous extension, in exchange for which the Sponsor will receive a non-interest bearing, unsecured promissory note for each extension payable upon consummation of a Business Combination; and

(d) then further up to an additional twelve (12) one-month extensions at a price of $0.05 per public share of Class A Common Stock per month, for up to a maximum of twelve months in the aggregate for all of the 1-month extension, subject to the Sponsor or its affiliates or permitted designees depositing into the Trust Account no later than the last day of the previous extension the $0.05 per public share of Class A Common Stock that remains outstanding as of the applicable deadline date, in exchange for which the Sponsor will receive a non-interest bearing, unsecured promissory note for each extension payable upon consummation of a Business Combination;

1.2 The following Section 1(i) is hereby amended and restated to read in its entirety as follows:

(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, Secretary or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and, in the case of Exhibit A, acknowledged and agreed to by the Representative, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest not previously released to the Company to pay its taxes, only as directed in the Termination Letter and the other documents referred to therein, or (y) upon the date which is the later of (i) 48 months after the closing of the offering or (ii) such later date as may be approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest not previously released to the Company to pay its taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Public Stockholders of record as of such date; provided, however, that in the event the Trustee receives a Termination Letter in a form substantially similar to Exhibit B hereto, or if the Trustee begins to liquidate the Property because it has received no such Termination Letter by the date specified in clause (y) of this Section 1(i), the Trustee shall keep the Trust Account open until twelve (12) months following the date the Property has been distributed to the Public Stockholders;

1.3 The following last sentence of Exhibit B of the Original Agreement is here by amended and restated to read in its entirety as follows:

(1)	48 months from the closing of the Offering or at a later date, if extended.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

PHP VENTURES ACQUISITION CORP.

By:	/s/ Marcus Choo Yeow Ngoh
Name:	Marcus Choo Yeow Ngoh
Title:	Chief Executive Officer